Exhibit 99.1

         Witness Systems Reports Record First Quarter Results

    ATLANTA--(BUSINESS WIRE)--April 26, 2005--

            Completes acquisition of Blue Pumpkin Software;
           Achieves record quarterly revenues and earnings;
                     Raises guidance for the year

    Witness Systems (NASDAQ: WITS), a leading global provider of workforce optimization software and services, today announced financial results for the first quarter of 2005. Under generally accepted accounting principles (GAAP), first quarter revenue was a record $41.2 million and the net loss was $0.36 per share. The GAAP loss was attributed to the acquisition of Blue Pumpkin Software, which was completed on January 24, 2005. In accounting for this acquisition, the company recorded a charge of $9.0 million for in-process research and development and substantial increases in merger costs and amortization expense.
    "We delivered another quarter of solid revenue growth and operating performance," said Dave Gould, CEO for Witness Systems. "Sales of our workforce optimization solutions have been solid on the strength of our broad and unique solution set and proven customer and business impact. We are well positioned to continue expanding our leadership in the workforce optimization market."

    Adjusted Results of Operations

    Total adjusted revenue in the first quarter of 2005 was a record $41.0 million, a 34 percent increase from 2004 first quarter revenue, excluding hardware, of $30.7 million. Adjusted first quarter earnings were a record $0.13 per share, up from $0.07 per share in the prior year. The company had previously provided first quarter guidance estimating adjusted revenue in the range of $39 to $40 million and adjusted earnings of $0.11 to $0.12 per share.
    The company's internal reporting and performance measurement programs are established on a basis that excludes certain non-cash (such as amortization of intangibles) and acquisition-related charges required under GAAP. Hardware sales, which are considered incidental to the company's core business, are excluded from adjusted revenue. In addition, the company measures revenue from maintenance contracts acquired in business combinations based on their contract, not fair, value and accrues a pro-forma tax expense of 36 percent of pre-tax income. The company believes these adjusted results (non-GAAP) provide more meaningful information regarding those aspects of current operating performance that can be effectively managed and consequently, has developed its internal reporting and compensation systems using these measures. The reporting of these non-GAAP financial measures facilitates investors' understanding of the company's historical operating trends, provides a basis for more relevant comparisons to other companies in the industry and enables investors to evaluate the company's operating performance in a manner consistent with the company's internal basis of measurement.
    Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings per share are as follows:



                                                       Three Months
                                                            Ended
                                                       March 31, 2005
                                                      ----------------
                                                      Revenue    EPS
                                                      -------- -------
                                                      (in thousands,
                                                         except per
                                                         share data)

GAAP results                                          $41,159  ($0.36)
Difference between contract value and fair value of
 Blue Pumpkin maintenance                              $1,183   $0.05
Exclusion of hardware sales                           ($1,301)  $0.00
Amortization of intangible assets included in cost of
 revenue                                                         0.08
Amortization of intangible assets included in
 operating expenses                                              0.05
In-process research and development expense                      0.34
Merger related costs                                             0.06
Difference between income taxes and pro forma tax
 expense at 36%                                                 (0.08)
Impact of fully diluted versus basic shares outstanding on
 earnings per share                                             (0.01)
-------------------------------------------------------------- -------
Adjusted results (non-GAAP)                           $41,041   $0.13
                                                      ======== =======


    Blue Pumpkin Acquisition Complete, Early Results Positive

    With the acquisition of Blue Pumpkin Software complete, creating the first single global provider of workforce optimization solutions, Gould remarked: "This market-transforming combination has enhanced our competitive position, improved our standing with key partners, and will lead to strong operating results going forward.
    "We completed the acquisition of Blue Pumpkin Software, a leader in the workforce management market, in January 2005. With the addition of advanced workforce management applications, including forecasting, scheduling and planning, we've created an even stronger value proposition and ROI by enabling customers to leverage customer intelligence to improve both the effectiveness and the efficiency of their workforce. Our combined solution offers a compelling value proposition for customers and partners, and a strong competitive differentiation."

    Financial Outlook for 2005

    "We are pleased with the financial results of the first quarter, which exceeded our expectations, especially given that the first quarter is traditionally a soft quarter in the software industry. The Blue Pumpkin acquisition uniquely positions us to lead a market transformation from point systems to a holistic workforce optimization solution. With the acquisition complete and the integration well underway, we are increasing our revenue and earnings guidance for the remainder of 2005," said William Evans, Chief Financial Officer for Witness Systems.
    The company currently expects to achieve adjusted revenue in the range of $44.5 to $45.5 million and non-GAAP adjusted earnings of $0.14 to $0.15 per share during the second quarter. For the year 2005, Witness Systems is increasing its estimate of adjusted revenue to a range of $178 to $181 million and is also increasing its estimate of non-GAAP adjusted earnings to $0.59 to $0.62 per share. Adjusted revenue excludes hardware revenue but includes the full value of maintenance contracts. Adjusted earnings excludes the impact of in-process R&D, merger costs and amortization of intangibles arising from acquisitions, but includes a pro forma tax expense. The company expects that these additional expenses will result in a GAAP loss for the year 2005 in the range of $0.11 to $0.14 per share.

    Earnings Announcement Conference Call Details

    Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. ET on Tuesday, April 26, 2005. The online replay will be available at approximately 7 p.m. ET.

    About Witness Systems

    Witness Systems (NASDAQ: WITS) is a leading global provider of workforce optimization software and services. The company's solutions
- which play a strategic role in the customer interaction centers of Global 2000 and small- and medium-sized businesses (SMBs) worldwide - also are deployed in IP Telephony and back office environments, and throughout the extended enterprise, including branch offices. Witness Systems' software is comprised of quality monitoring, compliance, high-volume and IP Telephony recording solutions, as well as workforce management, actionable learning and performance management applications. The company's solutions enable organizations to optimize their people, processes and technology throughout the enterprise. Witness Systems' customers benefit from an integrated business consulting, implementation and training methodology that supports a rapid deployment, enabling them to drive revenue, reduce operational costs, and achieve greater customer retention and loyalty. For additional information about Witness Systems, visit www.witness.com.

    Cautionary Note Regarding Forward-looking Statements: Information in this release that involves Witness Systems' expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's annual report on Form 10-K for the period ending December 31, 2004, and any other reports filed from time to time with the Securities and Exchange Commission.
    Witness, eQuality and the Witness logo are United States registered trademarks of Witness Systems, Inc., protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.


                         WITNESS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                   (unaudited, dollars in thousands)



                                                   March 31,  Dec. 31,
                                                     2005       2004
                                                   --------- ---------

Cash and cash equivalents                           $29,020   $42,641
Short-term investments                                2,914    33,842
Accounts receivable, net                             32,286    25,681
Other current assets                                  4,723     4,118
                                                   --------- ---------
     Total current assets                            68,943   106,282
Property and equipment, net                           7,352     6,197
Intangible assets, net                               45,370    10,802
Goodwill                                             35,670         -
Other assets                                          2,555     1,218
                                                   --------- ---------
     Total assets                                  $159,890  $124,499
                                                   ========= =========

Accounts payable and accrued liabilities            $26,936   $20,762
Deferred revenue                                     24,445    25,406
                                                   --------- ---------
     Total current liabilities                       51,381    46,168
Deferred income tax liabilities                         244       254
Other long-term liabilities                           3,611     3,703
                                                   --------- ---------
     Total liabilities                               55,236    50,125
                                                   --------- ---------
     Total stockholders' equity                     104,654    74,374
                                                   --------- ---------
     Total liabilities and stockholders' equity    $159,890  $124,499
                                                   ========= =========





                        WITNESS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
       (unaudited, dollars in thousands, except per share data)



                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                        2005     2004
                                                     -------- --------
Revenue:
  Product                                            $16,368  $13,902
  Services                                            24,791   19,050
                                                     -------- --------
     Total revenue                                    41,159   32,952
Cost of revenue:
  Product                                              4,332    3,910
  Services                                             9,525    7,936
                                                     -------- --------
     Total cost of revenue                            13,857   11,846
                                                     -------- --------
     Gross profit                                     27,302   21,106
Operating expenses:
  Selling, general and administrative                 19,913   15,539
  Research and development                             6,195    4,875
  Merger related costs                                 1,659      368
  Acquired in-process research and development
   charges                                             9,000        -
                                                     -------- --------
     Total operating expenses                         36,767   20,782
                                                     -------- --------
     Operating income (loss)                          (9,465)     324
Interest and other income, net                           138      171
                                                     -------- --------
     Income (loss) before provision for income taxes  (9,327)     495
Provision for income taxes                                33       25
                                                     -------- --------
     Net income (loss)                               ($9,360)    $470
                                                     ======== ========

Net income (loss) per share                           ($0.36)   $0.02
                                                     ======== ========

Shares used in computing net income (loss) per share  26,261   26,517

    CONTACT: Witness Systems, Atlanta
             William Evans, 770-754-1915
             bevans@witness.com
                 or
             Ryan Hollenbeck, 770-754-1962
             rhollenbeck@witness.com